Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-8 of our report dated February 7, 2000, appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the fiscal year ended January 1, 2000.

/s/ Deloitte & Touche LLP

Chicago, Illinois

December 14, 2000